Exhibit 5.1

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

January 23, 2009

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, WI 53051

Re:

Registration Statement on Form S-3 Filed by ZBB Energy Corporation

Gentlemen:

We have acted as counsel to ZBB Energy Corporation, a Wisconsin corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) relating to the proposed public offering of shares of common stock, $0.01 par value per share with aggregate proceeds of up to $10,000,000 (the “Shares”), which may be offered and sold from time to time as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In our capacity as counsel to the Company, we have examined originals or copies of such agreements, instruments and documents and have received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.  In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors shall have taken all necessary corporate action to approve the issuance of the Shares in accordance with the Company’s amended articles of incorporation and by-laws and applicable Wisconsin corporate law, which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Shares are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Shares shall have been duly

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executed, countersigned, registered and duly delivered to the purchasers thereof or the Shares shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

The foregoing opinion is limited to the laws of the United States and the State of Wisconsin, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.  The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof.

The foregoing opinion assumes that at, or prior to, the time of delivery of the Shares: (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to the Shares shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement; and (iii) the issuance and delivery of the Shares will not violate any applicable law or result in the violation of any provision of any instrument or agreement then binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required to be given under Section 7 of the Securities Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.